U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 24, 2012

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Commission File No. 000-53727
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United Mines, Inc.
(Name of small business issuer as specified in its charter)

Arizona	83-0452269
State of Incorporation	IRS Employer Identification No.

7301 East 22nd Street, Suite 6W, Tucson, AZ 85710
(Address of principal executive offices)

 (520) 777-7130
(Issuer’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

United Mines, Inc. (the “Corporation”), by unanimous vote of members of the Board of Directors in attendance (the Board) at a duly noticed meeting on September 12, 2012, is filing today an SEC Form 15 removing itself from the obligations to file its corporate and financial reports pursuant to the Securities Exchange Act of 1934, as amended.  Consequently, the Corporation stock will be traded on the over the counter stock “pink sheets” as quoted on OTCMarkets.com. The Board determined to take this action due to the previous management’s failure and unwillingness to provide all requisite corporate records that would enable current management to certify requisite filings with the Security and Exchange Commission as correct and complete.

The Corporation fully intends to produce quarterly financial statements that would be available to shareholders upon written request and posted on OTC Markets.com.  No assurances can be provided as to when such postings would commence. The Board is exploring additional methods by which shareholders may keep apprised of Corporation finances.

Pursuant to the civil court case filed by the Corporation v. Glenn E. Martin, Nicole M. Breen, et al. previously reported, the case has been transferred from Maricopa Superior Court to Pima County Superior Court, Tucson, AZ with a court case file number, Case No. C20125545, Judge Jan Kearney.  No court date has yet been established.  The temporary injunctions are still in place.

Item 8.01 Other Events.

See Item 3.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: September 24, 2012		United Mines, Inc.
	By:	/s/ Lawrence G. Dykers
Lawrence G. Dykers
Chief Executive Officer